Exhibit 99

Isolagen Inc. Promotes Declan Daly to
Chief Executive Officer (CEO)

Nicholas L. Teti, Jr. Will  Continue as Chairman of the Board;

EXTON, PA — January 8, 2008 - Isolagen™, Inc. (AMEX:ILE) announced today that the Board of Directors has named Declan Daly as Chief Executive Officer (CEO) of the Company. Mr. Daly will continue as Chief Financial Officer (CFO) of Isolagen Inc. for a period of time.  Former Chief Executive Officer Nicholas L. Teti, Jr. will continue to serve as Chairman of the Board of Directors and as a consultant to Isolagen, but has resigned as President and CEO to pursue other interests.

“I have worked with Declan for many years and feel strongly that he has the financial and business expertise to lead Isolagen during this important time in the Company’s lifecycle and is the right guy for the job,” said Nicholas L. Teti, Chairman of Isolagen, Inc.  “I am proud of the progress we have made at Isolagen over the past 20 months,  particularly in advancing our clinical development program for the Isolagen® Therapy. Declan provides the continuity to sustain that progress and other opportunities as they relate to the Company. I plan to remain invested and active in the strategic oversight and future of the Company as Chairman of the Board of Directors.”

Mr. Daly, 45, joined Isolagen as CFO and Executive Vice President — Europe in June 2006, and was promoted to COO and CFO in June of 2007.  Prior to joining Isolagen, Mr. Daly spent more than seven years with Inamed Corporation and most recently served as the CFO of Inamed.  Prior, Mr. Daly served as Inamed’s Senior Vice President, Corporate Controller and Principal Accounting Officer, and previously as Vice President of Finance & Administration of Inamed International Corp. based in Europe.  Mr. Daly holds a BA in Management Science and Industrial Systems Studies from Trinity College in Dublin and is a Fellow of the Institute of Chartered Accountants in Ireland.

The Company has filed a Form 8-K dated January 8, 2008 with further information regarding the above matters.

About Isolagen, Inc.

Isolagen(TM), Inc. (Amex: ILE) is an aesthetic and therapeutic company committed to developing and commercializing scientific advances and innovative technologies. The company’s technology platform includes the Isolagen Process(TM), a cell processing system for skin and tissue rejuvenation which is currently in clinical development for a broad range of aesthetic and therapeutic applications including wrinkles, acne scars, burns and periodontal disease. Isolagen also commercializes a scientifically-advanced line of skincare systems through its majority-owned subsidiary, Agera(R) Laboratories, Inc. For additional information, please visit www.isolagen.com.

Isolagen Forward Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as updated in “Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

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